EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-129777 and No. 333-134944) on Form S-8, as amended, and (No. 333-131512 and No. 333-131935) on Form S-3, of Infosonics Corporation of our report dated February 10, 2006, relating to our audits of the consolidated financial statements, which appears in this Annual Report on Form 10-K, as amended, of Infosonics Corporation for the year ended December 31, 2005.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

September 15, 2006